EXHIBIT 10.1

SERVICENOW, INC.
AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (the “Amendment”) is made as of April 23, 2014 by and between ServiceNow, Inc., a Delaware corporation (the “Company”), and Frank Slootman (“Executive”) and amends that certain Employment Agreement dated May 2, 2011 by and between Executive and Company (as amended through the date hereof, the “Agreement”).
In consideration of the mutual promises, agreements and provisions contained in this Amendment, the Parties hereby agree as follows:
1.    Location. The first sentence of Section 1.2 of the Agreement is hereby amended and restated in its entirety to read as follows:
“1.2    Term. The term of this Agreement shall begin on the Effective Date and shall continue until May 2, 2017, unless terminated earlier pursuant to Section 4 herein (the “Term”).”
2.    Effectiveness. This Amendment shall become effective as of the date first set forth above upon the execution hereof by the Company and Executive.
3.    Counterparts. This Amendment may be signed in counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed one and the same document.
4.    Governing Law. The internal substantive laws, but not the choice of law rules, of California shall govern this Amendment.
5.    Effect of Amendment. Except as expressly modified by this Amendment, the Agreement shall remain unmodified and in full force and effect.
[Signature Page Follows]

The parties have executed this Amendment as of the date first set forth above.
SERVICENOW, INC.

/s/ Paul Barber
By: Paul Barber
Its: Chairman of the Board

EXECUTIVE:

FRANK SLOOTMAN
/s/ Frank Slootman
(Signature)